UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2007

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-33395 (Commission file number)	42-1406317 (IRS Employer Identification No.)

7711 Carondelet Avenue, St. Louis, Missouri 63105
(Address of principal executive office and zip code)
Registrant’s telephone number, including area code: (314) 725-4477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

At the 2007 Annual Meeting of Stockholders held on April 24, 2007, our stockholders approved amendments to our 2003 Stock Incentive Plan, referred to below as the 2003 Plan, to the effect that:

•	The number of shares available under the 2003 Plan was increased by 800,000 from 5,100,000 to 5,900,000.

•
The maximum number of shares of common stock subject to awards granted under the 2003 Plan in any calendar year, excluding any shares granted to new employees in connection with an acquisition, may not exceed 4.19% of the total number of outstanding shares as of January 1 of such calendar year. For purposes of calculating the number of shares granted in a year, restricted stock awards will count as equivalent to (1) 1.5 option shares, if our annual stock price volatility is 53% or higher, (2) two option shares if our annual stock price volatility is between 25% and 52%, and (3) four option shares if our annual stock price volatility is less than 25%.

•	No more than 400,000 shares of restricted stock, or shares underlying restricted stock units, in the aggregate may be granted under the 2003 Plan from and after April 24, 2007.

A copy of the 2003 Plan, as amended, is included as Exhibit 10.1 to this current report. The above description is qualified in its entirety by reference to such exhibit.

Additionally, at the 2007 Annual Meeting of Stockholders held on April 24, 2007, our stockholders approved the 2007 Long-Term Incentive Plan, referred to below as the 2007 LTIP. The 2007 LTIP provides for cash-based awards to those employees selected by our compensation committee to participate in the 2007 LTIP. Subject to the provisions of the 2007 LTIP, the compensation committee may determine the payment amount or range of payment amounts for any cash-based award and the terms of any such award, including, without limitation, the length of the performance period, any performance goals to be achieved during any performance period, the extent to which an award may be subject to reduction, cancellation, forfeiture or recoupment. The terms of an award will be set forth in an award agreement.

Cash-based awards will be paid in cash and/or vest in accordance with the terms of the award and, in the event the award contains performance goals, only after the end of the relevant performance period to the extent the applicable performance goals are met. The compensation committee may determine the extent to which a participant may receive payment for an award following, among other things, his or her termination of employment or in the event of a change in control of us which will be set forth in the award agreement.

Our compensation committee will administer the 2007 LTIP, subject to the provisions of the plan. No award may be made under the 2007 LTIP after April 24, 2017, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2007 LTIP, except that no amendment may be made without stockholder approval, if such approval is required by law, regulation or stock exchange rule. Additionally, no termination, amendment, suspension or modification of the 2007 LTIP or an award agreement will adversely affect any outstanding award without the consent of the holder of such award.

A copy of the 2007 LTIP is included as Exhibit 10.2 to this current report. The above description is qualified in its entirety by reference to such exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.1	2003 Stock Incentive Plan, as amended

10.2	2007 Long-Term Incentive Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: April 26, 2007	By:	/s/ J. PER BRODIN
J. Per Brodin Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	2003 Stock Incentive Plan, as amended

10.2	2007 Long-Term Incentive Plan